Exhibit 4 (a)




                                    March 24, 1998




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:    ENSERCH Corporation
          1997 Annual Report on Form 10-K


Gentlemen:

    Pursuant to the exemption afforded by Item 601(b) (4) (iii) (A) of Regulation S-K, ENSERCH Corporation (Corporation) is not filing as exhibits to its Annual Report on Form 10-K for 1997 instruments with respect to its long-term debt of the Corporation and/or its subsidiaries. These instruments include agreements with respect to senior notes. Each item of long-term debt referenced above does not exceed 10% of the total assets of the Corporation and its subsidiaries on a consolidated basis. Reference is made to Note 4 to Consolidated Financial Statements (included in
 Appendix A of the Corporation's Annual Report on Form 10-K for 1997).

      The Corporation agrees to furnish a copy of the above instruments to the Securities and Exchange Commission upon request.


                                            Sincerely,





                                           /s/         J. W. Pinkerton
                                                       J. W. Pinkerton
                                  Controller and Principal Accounting Officer